UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2011

IntegraMed America, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20260	6-1150326
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Manhattanville Road, Purchase, NY 10577
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (914) 253-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreements

On March 2, 2011, IntegraMed America, Inc. (the “Company”) entered into a first amendment (the “First Amendment”) to the Third Amended and Restated Loan Agreement dated May 21, 2010 (the “Loan Agreement”), with Bank of America, N.A., T.D. Bank, N.A. and Webster Bank, N.A., as lenders. The First Amendment modifies (i) the definition of “Unfunded Capital Expenditures” and (ii) the covenant related to “Minimum Consolidated EBITDA,” for the fiscal quarter ended December 31, 2010 and each fiscal quarter through March 31, 2012 to $16 million on a trailing four quarters basis and for each quarter ending June 30, 2012 and thereafter to $18 million.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached hereto as Exhibit 10.68 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

10.68
First Amendment to Third Amended and Restated Loan Agreement, dated as of March 2, 2011, by and among IntegraMed, Bank of America,  as Administrative Agent, Swing Line Lender and L/C Issuer and the lenders named therein.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAMED AMERICA, INC.
(Registrant)
Date: March 7, 2011
	By:	/s/Timothy P. Sheehan
Timothy P. Sheehan
Vice President of Finance & Interim CFO